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                                                                    EXHIBIT 99.2


                        AMERISOURCE HEALTH CORPORATION
                 2001 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
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     The purpose of the AmeriSource Health Corporation 2001 Non-Employee
Directors Stock Option Plan (the "Plan") is to provide members of the Board of Directors (the "Board") of AmeriSource Health Corporation (the "Company") who are not employees of the Company or its subsidiaries with grants of nonqualified stock options. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders, and will align the economic interests of the participants with those of the shareholders.

     1.  Administration
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     (a) Committee.  The Plan shall be administered and interpreted by a
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committee (the "Committee"), which shall consist of two or more persons appointed by the Board, all of whom shall be "non-employee directors", as defined under Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act").

     (b) Committee Determinations.  The Committee shall have full power and
         ------------------------
authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

     2.  Options
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     Awards under the Plan shall consist of grants of nonqualified stock options that are not intended to qualify as "incentive stock options" within the meaning of section 422 of the Code ("Options" or "Nonqualified Stock Options"), as described in Section 5. All Options shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument (the "Option Instrument") or an amendment to the Option Instrument. The Committee shall approve the form and provisions of each Option Instrument.

     3.  Shares Subject to the Plan
         --------------------------

     (a) Shares Authorized.  Subject to the adjustment specified below, the
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aggregate number of shares of common stock of the Company ("Company Stock") that may be issued or transferred under the Plan is 225,000 shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the
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Company on the open market for purposes of the Plan.  If and to the extent
Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, the shares subject to such Options shall again be available for purposes of the Plan.

          (b)    Adjustments.  If there is any change in the number or kind of
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shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Options, the number of shares covered by outstanding Options, the kind of shares issued under the Plan, and the price per share of Options may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Options; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

          4.     Eligibility for Participation
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          All members of the Board who are not employees of the Company or a subsidiary ("Non-Employee Directors") shall be eligible to participate in the Plan.

          5.     Grant of Options
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          (a)    Grants
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            (i)  Initial Grants.  Within 30 days of a Non-Employee Director's
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initial election to the Board, the Non-Employee Director shall receive a grant of a Nonqualified Stock Option to purchase 15,000 shares of Company Stock.

            (ii) Annual Grants. Commencing with the 2001 annual meeting of the
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Company's shareholders each Non-Employee Director who is in office on the day immediately after the annual election of directors shall receive a grant of a Nonqualified Stock Option to purchase 8,000 shares of Company Stock.

          (b)    Exercise Price.  The purchase price per share of Company Stock
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subject to an Option (the "Exercise Price") shall be equal to the Fair Market
Value of a share of Company Stock on the date of grant. If the Company Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (x) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (y) if the Company Stock is not principally traded on such
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exchange or market, the mean between the last reported "bid" and "asked" prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

     (c)  Option Term.  The term of each Option shall be ten years.
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     (d)  Exercisability of Options.  Options shall be fully exercisable as of
          -------------------------
the date of grant.

     (e)  Termination of Board Membership or Death.
          ----------------------------------------

          (i) Except as provided below, an Option may only be exercised while the Grantee is a member of the Board. If a Grantee ceases to be a member of the Board for any reason other than death or "cause" (as defined below), the Grantee's Options that are vested on such date shall terminate unless exercised within one year after the date on which the Grantee ceases to be a member of the Board, or, if earlier, the date of expiration of the Option term.

          (ii) If the Grantee ceases to be a member of the Board for "cause", any Option held by the Grantee shall terminate as of the date the Grantee ceases to a member of the Board.

          (iii) "Cause" shall mean a finding by the Committee that the Grantee has breached his or her service contract with the Company, or has been engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her service, or has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information. In the event a Grantee ceases to be a member of the Board for cause, in addition to the immediate termination of all Options, the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares.

          (iv) If the Grantee dies while a member of the Board, any of the Grantee's Options shall terminate unless exercised within one year of the date of the Grantee's death, but in any event no later than the date of expiration of the Option term.

     (f)  Exercise of Options.  A Grantee may exercise an Option, in whole or in
          -------------------
part, by delivering a notice of exercise to the Company with payment of the Exercise Price in cash. Subject to Committee consent, a Grantee may pay the Exercise Price for an Option through a broker in accordance with procedures established by the Committee consistent with Regulation T of the Federal Reserve Board. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 6) at the time of exercise. Shares of Company Stock shall not be issued upon exercise of an Option until the Exercise Price is fully paid and any required tax withholding is made.
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     6.   Withholding of Taxes
          --------------------

     (a)  Required Withholding.  All Options under the Plan shall be subject
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to any applicable federal (including FICA), state and local tax withholding requirements. The Company may require the Grantee or other person receiving such shares to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such Options, or the Company may deduct from other compensation payable by the Company the amount of any withholding taxes due with respect to such Options.

     (b)  Election to Withhold Shares.  If the Committee so permits, a Grantee
          ---------------------------
may elect to satisfy the Company's income tax withholding obligation with respect to an Option by having shares withheld up to an amount that does not exceed the Grantee's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

     7.   Transferability of Options
          --------------------------

     (a)  Nontransferability of Options.  Except as provided below, only the
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Grantee or his or her authorized representative may exercise rights under an
Option. A Grantee may not transfer those rights except by will or by the laws of descent and distribution or, if permitted under Rule 16b-3 of the Exchange Act and if permitted by the Committee, pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Act of 1974, as amended, or the regulations thereunder). When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Option under the Grantee's will or under the applicable laws of descent and distribution.

     (b)  Permitted Transfer of Options. Notwithstanding the foregoing, the
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Committee may provide, in an Option Instrument, that a Grantee may transfer
Nonqualified Stock Options to family members or other persons or entities according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

     8.   Change of Control of the Company
          --------------------------------

     As used herein, a "Change of Control" shall be deemed to have occurred if:

     (a)  Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 35% of the voting power of the then outstanding securities of the Company, and such person owns more aggregate voting power of the Company's then outstanding securities entitled to vote generally in the election of directors than any other person;
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     (b)  The shareholders of the Company approve (or, if shareholder approval is not required, the Board approves) an agreement providing for (i) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to 50% or more of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) the sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company; or

     (c) After the date this Plan is approved by the shareholders of the Company, directors are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

     9.   Consequences of a Change of Control
          -----------------------------------

     (a)  Notice and Acceleration.  Upon a Change of Control, the Company shall
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provide each Grantee who holds outstanding Options written notice of the Change of Control.

     (b)  Assumption of Options.  Upon a Change of Control described in Section
          ---------------------
8(b)(i) where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options by, the surviving corporation.

     (c)  Other Alternatives.  Notwithstanding the foregoing, subject to
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subsection (c) below, in the event of a Change of Control, the Committee may take one or both of the following actions: the Committee may (i) require that Grantees surrender their outstanding Options in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee's outstanding Options exceeds the Exercise Price of the Options, or (ii) after giving Grantees an opportunity to exercise their outstanding Options, terminate any or all unexercised Options at such time as the Committee deems appropriate. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.

     (d)  Limitations.  Notwithstanding anything in the Plan to the contrary,
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in the event of a Change of Control, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in Subsection (b) above) that would make the Change of Control ineligible for pooling of interest accounting treatment or that would make the
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Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

     10.  Amendment and Termination of the Plan
          -------------------------------------

     (a)  Amendment.  The Board may amend or terminate the Plan at any time.
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     (b)  Termination of Plan.  The Plan shall terminate on the day immediately
          -------------------
preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or unless extended by the Board with the approval of the shareholders.

     (c)  Termination and Amendment of Outstanding Options. A termination or
          ------------------------------------------------
amendment of the Plan that occurs after an Option is granted shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 16(a). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Option. Whether or not the Plan has terminated, the Committee shall not permit the repricing of Options by any method, including by cancellation and reissuance, without first obtaining shareholder approval.

     (d)  Governing Document.  The Plan shall be the controlling document. No
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other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

     11.  Funding of the Plan
          -------------------

     This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of shares with respect to any Options under this Plan.

     12.  No Fractional Shares
          --------------------

     No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Option. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     13.  Requirements for Issuance of Shares
          -----------------------------------

     No Company Stock shall be issued or transferred in connection with any Option hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Option granted to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of
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Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

     14.  Headings
          --------

     Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

     15.  Effective Date of the Plan.
          --------------------------

     Subject to the approval of the Company's shareholders, this Plan shall be effective on December 1, 2000.

     16.  Miscellaneous
          -------------

     (a)  Compliance with Law.  The Plan, the exercise of Options and the
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obligations of the Company to issue or transfer shares of Company Stock under
Options shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Option if it is contrary to law or modify an Option to bring it into compliance with any valid and mandatory government regulation. The Committee may, in its sole discretion, agree to limit its authority under this Section.

     (b)  Ownership of Stock.  A Grantee or Successor Grantee shall have no
          ------------------
rights as a shareholder with respect to any shares of Company Stock covered by an Option until the shares are issued or transferred to the Grantee or Successor Grantee on the stock transfer records of the Company.

     (c)  Governing Law.  The validity, construction, interpretation and effect
          -------------
of the Plan and Option Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of State of Delaware, without giving effect to the conflicts of laws provisions thereof.

     As approved by the Compensation Committee of the Board of Directors of AmeriSource Health Corporation on December 1, 2000, and as approved by the stockholders of AmeriSource Health Corporation on March 14, 2001.

                                                     /s/ William D. Sprague
                                               ---------------------------------
                                                            Secretary